UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2011

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 800

Golden, Colorado 80401

Registrant’s telephone number, including area code:  (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 8.01	Other Events
Item 9.01	Financial Statements and Exhibits.

Signature

Item 1.01  Entry into a Material Definitive Agreement.

As previously announced, on June 24, 2011, Golden Minerals Company and ECU Silver Mining Inc. entered into a subscription agreement pursuant to which Golden Minerals agreed to purchase from ECU Cdn$15.0 million principal amount of 0.0% convertible senior unsecured notes in a private placement.  The subscription agreement was entered into concurrent with the execution of an Arrangement Agreement pursuant to which Golden Minerals will acquire all of the outstanding common shares and convertible securities of ECU in accordance with a court-approved plan of arrangement (the “Arrangement”) under the Business Corporations Act (Québec).  The private placement is intended to provide ECU with interim financing for its operations pending consummation of the Arrangement.

On July 13, 2011, the private placement was completed and ECU and Golden Minerals executed a 0.0% Convertible Senior Unsecured Note due June 30, 2012 (the “Note”) and an Escrow Agreement with Computershare Trust Company of Canada, as Escrow Agent (the “Escrow Agreement”).

The Note will mature on June 30, 2012 (subject to extension as described below), and will be convertible by Golden at any time prior to 5:00 p.m. (Toronto time) on June 29, 2012 into common shares of ECU at the rate of 1,032 shares per Cdn$1,000 principal amount, consistent with the exchange ratio agreed for purposes of the Arrangement.  Upon the occurrence of certain specified fundamental changes, the Note may be redeemed or converted into ECU common shares at the option of Golden Minerals based on 102% of the outstanding principal amount of the Note. The Note is also redeemable by ECU at any time after the record date for the special meeting of ECU securityholders to approve the Arrangement and prior to the maturity date, at 100% of the face value of the Note plus accrued and unpaid interest.  ECU may elect to extend the maturity of the Note to December 31, 2012 upon making a cash payment equal to 4% of the face value of the then outstanding Note, payable on the day the extension option is exercised, with interest accruing on the Notes at 10% per annum during such extension period.

As of July 13, 2011, the shares issuable upon conversion of the Note represented approximately 4.7% of ECU’s common shares outstanding on an as-converted basis.  Golden Minerals is entitled to vote any ECU common shares received upon conversion of the Note. Further, Golden may vote the Note itself (even if not converted into ECU common shares) in any vote of ECU’s outstanding common shares, options, warrants and other convertible securities voting as a single class with respect to the vote of ECU securityholders to approve the Arrangement.

The proceeds of the private placement are held in an escrow account and may only be used by ECU for specified purposes, including (i) expenses associated with development, exploration, operating and general and administrative costs (including base salaries and employee benefits) relating to the development and operating activities at the Velardeña property; (ii) general and administrative expenses, including base salaries, employee benefits and the various expenses incurred in connection with the transactions contemplated by the Arrangement Agreement; (iii) regularly scheduled principal and interest payments on arm’s length indebtedness existing at the date of the Note issuance; and (iv) such other expenditures as may be approved by Golden Minerals.  Bonus payments, severance payments, change of control payments, or other termination payments are not permitted uses.  At closing, Cdn$2.8 million of such proceeds were released to ECU.

A copy of the Note and Escrow Agreement is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and is incorporated herein by reference.  The foregoing description of the Note and Escrow Agreement is qualified in its entirety by reference to the full text of such documents.

Item 8.01  Other Events.

Through June 30, 2011, Golden Mineral has completed more than 820 meters of development drifting in the Yaxtche zone at its El Quevar project. The drifting has encountered a large number of mineralized structures believed to be tension faults that were not anticipated in the current model of the El Quevar deposit, in which mineral concentrations are modeled to follow the alteration envelope. As a result, Golden Minerals has decided to delay completion of a Canadian National Instrument 43-101—Standards of Disclosure for Mineral Projects (“NI 43-101”) compliant Preliminary Economic Assessment and a planned mid-year 2011 resource update to allow further work to assess the impact that these newly discovered structures may have on the mining plan and global El Quevar resource.

As part of this effort, Golden Minerals is currently examining the bulk mining potential of the Yaxtche zone at El Quevar.  Preliminary engineering indicates that an open pit could be feasible on the eastern end of the Yaxtche zone and Golden Minerals is performing an optimization analysis of the potential pit. Following completion of these analyses, Golden Minerals plans to examine the potential for bulk underground mining of the higher grade western zone. Golden Minerals may reduce its level of activity in advancing the drift until this work has been completed, as the open pit would encompass the area through which the drift would advance. Golden Minerals has targeted the fourth quarter 2011 for a resource update based on the bulk mining studies. If these efforts are successful, Golden Minerals plans to proceed with a NI 43-101 compliant Preliminary Economic Assessment in the first half of 2012.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	0.0% Convertible Senior Unsecured Note due June 30, 2012, between Golden Minerals Company and ECU Silver Mining Inc.
10.2	Escrow Agreement dated July 13, 2011 by and among Golden Minerals Company, ECU Silver Mining Inc. and Computershare Trust Company of Canada

Additional Information and Where to Find It

In connection with Golden Minerals’ and ECU’s solicitation of proxies with respect to the meetings of shareholders of Golden Minerals and securityholders of ECU to be called with respect to the proposed Arrangement, Golden Minerals will file a proxy statement with the Securities and Exchange Commission (“SEC”) and ECU will file a management information circular with Canadian securities regulatory authorities. SECURITYHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT OR MANAGEMENT INFORMATION CIRCULAR, AS APPLICABLE, WHEN IT IS FINALIZED AND DISTRIBUTED TO SECURITYHOLDERS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain a free copy of the Golden Minerals proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov and a free copy of the ECU management information circular (when available) and other relevant documents filed with Canadian securities authorities, including technical reports relating to the Golden Minerals and ECU properties, at www.sedar.com. Stockholders of Golden Minerals will also be able to obtain a free copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Golden Minerals, 350 Indiana Street, Suite 800, Golden, Colorado 80401 or (303) 839-5060, or from Golden Minerals’ website, www.goldenminerals.com.  Shareholders of ECU will also be able to obtain a free copy of the management information circular and other relevant documents (when available) by directing a request by mail or telephone to ECU, 1116 Granada Avenue, Rouyn-Noranda, QC, J9Y 1G9, Canada or 819-797-1210, or from ECU’s website, www.ecu.ca.

Interests of Participants in the Solicitation of Proxies

Golden Minerals and certain of its directors, executive officers and other members of its management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its shareholders in connection with the proposed Arrangement.  Information concerning the interests of the persons who may be considered “participants” in the solicitation is set forth in Golden Mineral’s proxy statements and Annual Reports on Form 10-K (including any amendments thereto), previously filed with the SEC, and in the proxy statement relating to the Arrangement when it becomes available.  Copies of these documents can be obtained, without charge, at the SEC’s website at www.sec.gov or by directing a request to Golden Minerals at the address above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2011

Golden Minerals Company

	By:	/s/ Robert P. Vogels
		Name:	Robert P. Vogels
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	0.0% Convertible Senior Unsecured Note due June 30, 2012, between Golden Minerals Company and ECU Silver Mining Inc.
10.2	Escrow Agreement dated July 13, 2011 by and among Golden Minerals Company, ECU Silver Mining Inc. and Computershare Trust Company of Canada